UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 14, 2013

Compuware Corporation

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01.	Other Events

On November 14, 2013, the board of directors (the "Board") of Compuware Corporation (the "Company") determined to extend the deadline for shareholders to nominate directors to the Board and propose other business for consideration at the 2013 annual meeting of stockholders (the "2013 Annual Meeting") from November 15, 2013 to January 10, 2014. Any director nominations or proposals for other business received by the Company on or prior to January 10, 2014 and otherwise complying with the Company's bylaws may be submitted to shareholders at the 2013 annual meeting. The Company currently still intends to hold the 2013 annual meeting during the first quarter of calendar year 2014.

In addition, the expected date of the 2013 Annual Meeting represents a change of more than 30 days from the anniversary of the Company's 2012 annual meeting of stockholders, which was held on August 28, 2012. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has fixed a new deadline for the receipt of stockholder proposals under Rule 14a-8. Any proposal that a stockholder wishes to include in the Company's proxy materials for the 2013 Annual Meeting pursuant to Rule 14a-8 must be received no later than the close of business on January 10, 2014 and must be submitted in compliance with such rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: November 15, 2013	By:	/s/ Daniel S. Follis, Jr.
Daniel S. Follis, Jr.
Senior Vice President, General Counsel & Secretary